Exhibit 3-2b

                                                           State of Delaware
                                                          Secretary of State
                                                       Division of Corporations
                                                       FILED 08:30 AM 12/27/2001
                                                          010670868 - 2615841

                            CERTIFICATE OF AMENDMENT
                                       OF
                              CERTIFICATE OF TRUST
                                       OF
                             PSE&G CAPITAL TRUST III

      THIS Certificate of Amendment of Certificate of Trust of PSE&G Capital Trust III (the "Trust"), dated as of December 27, 2001, is being duly executed and filed on behalf of the Trust by the undersigned trustee to amend the Certificate of Trust of the Trust, which was filed with the Secretary of State of the State of Delaware on April 19, 1996 (the "Certificate of Trust"), under the Delaware Business Trust Act (12 Del. C. ss. 3801, et seq.) (the "Act").

      1.  Name. The name of the business trust is PSE&G Capital Trust III.

      2. Amendment of Trust. Paragraph (ii) of the Certificate of Trust is hereby amended to read in its entirety as follows:

      "(ii) Delaware Trustee. The name and business address of the trustee of the Trust in the State of Delaware are First Union Trust Company, National Association, One Rodney Square, 920 King Street, Suite 102, Wilmington, Delaware 19801."

      3. Effective Date. This Certificate of Amendment shall be effective upon filing.

      IN WITNESS WHEREOF, the undersigned trustee of the Trust has duly executed this Certificate of Amendment in accordance with Section 3811(a)(2) of the Act as of the date and year first above written.

                                     FIRST UNION TRUST COMPANY,
                                     NATIONAL ASSOCIATION

                                     By:       /s/ Stephen J. Kaba
                                        ----------------------------------------
                                          Name:  STEPHEN J. KABA
                                          Title: VICE PRESIDENT